Exhibit 10.31

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT is dated as of June 2, 2008 (this “Agreement”), by and between BGC Partners, Inc., a Delaware corporation (the “Purchaser”), and the person named on the signature page hereto (the “Seller”).

RECITALS

WHEREAS, the Seller owns or will own prior to the Closing (as defined in Section 3) shares of Class A common stock, par value $0.01 per share, of the Purchaser (the “Class A Common Stock”); and

WHEREAS, the Purchaser proposes to effect an underwritten firm commitment public offering of shares of Class A Common Stock (the “Offering”) pursuant to an Equity Underwriting Agreement (the “Underwriting Agreement”) to be entered into by and among the Purchaser, certain stockholders of the Purchaser, including Cantor Fitzgerald L.P., and the underwriters listed on Schedule I to the Underwriting Agreement (the “Underwriters”); and

WHEREAS, contingent upon the closing of the Offering, the Purchaser desires to purchase from the Seller and the Seller desires to sell to the Purchaser 175,000 shares of Class A Common Stock (collectively, the “Shares,” and individually, a “Share”), upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements hereinafter set forth, the Purchaser and the Seller hereby agree as follows:

1.    Purchase of the Shares. Upon the terms and subject to the conditions of this Agreement, at the Closing, the Purchaser agrees to purchase from the Seller, and the Seller agrees to sell to the Purchaser, the Shares, free and clear of any liens, encumbrances, equities and claims.

2.    Consideration for the Purchase of the Shares. In consideration for the purchase of the Shares by the Purchaser, the Purchaser shall pay to the Seller a purchase price per Share equal to the purchase price per share of Class A Common Stock paid by the Underwriters to the Purchaser in the Offering. Payment for the Shares to be purchased hereunder is to be made at or as soon as practicable following the Closing via check at the address indicated by the Seller to the Purchaser against the Seller’s delivery at the Closing of certificates therefor and/or other evidence (including an executed stock power with a signature guarantee) of the good and valid transfer of the Shares to the Purchaser. The Seller agrees that there may be deducted from the purchase price paid to the Seller for the Shares any applicable taxes, insurance payment or other similar liability.

3.    Closing. The closing of the purchase and sale of the Shares (the “Closing”) shall be contingent upon, and shall take place immediately following, the closing of the Offering pursuant to the Underwriting Agreement.

4.    Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Purchaser that the statements in this Section 4 are true, complete and correct in all respects as of the date hereof and shall be true, complete and correct in all respects as of the Closing as if made at and as of such time, except to the extent that any such representation and warranty, by its terms, is expressly limited to a specific date, in which case, as of such specific date.

(a) As of the Closing, the Seller shall (i) have good and valid title to the Shares to be sold by the Seller to the Purchaser, free and clear of any liens, encumbrances, equities and claims, and (ii) have full right, power and authority to effect the sale and delivery of such Shares to the Purchaser; and upon the delivery of, against payment for, such Shares pursuant to this Agreement, the Purchaser shall acquire good and valid title thereto, free and clear of any liens, encumbrances, equities and claims. There are no outstanding securities, options, warrants, calls, rights, conversion rights, preemptive rights, rights of first refusal, redemption rights, repurchase rights, plans, “tag-along” or “drag along” rights, commitments, agreements, arrangements or undertakings giving any person other than the Purchaser a right to acquire, directly or indirectly, any of the Shares.

(b) The Seller has full right, power and authority to execute and deliver this Agreement and to perform his obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of the Seller. The execution and delivery of this Agreement, the consummation by the Seller of the transactions contemplated herein and the fulfillment by the Seller of the terms hereof will not require any consent, approval, authorization, or order of any court, regulatory body, administrative agency or other governmental body and will not result in a breach of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Seller is a party, or of any order, rule or regulation applicable to the Seller of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction over the Seller or the Shares.

(c) As of the Closing, no consent, approval or waiver is required under any instrument or agreement to which the Seller is a party or by which the Seller or the Shares are bound or under which Seller is entitled to any right or benefit in connection with the sale by the Seller of Shares to the Purchaser under this Agreement.

5.    Counterparts; Facsimile Execution and Delivery. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile or other reproduction hereof.

6.    Further Assurances. Each party hereto shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of its obligations under this Agreement.

7.    Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

8.    Amendments; Waiver. This Agreement may not be amended except by written instrument executed by each of the parties. The failure by any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision nor in any way to affect the validity of this Agreement or any part hereof or the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance. Any waiver made by any party hereto in connection with this Agreement shall not be valid unless set forth in writing by such party.

9.    Binding Effect; Persons Benefiting; No Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement is intended or shall be construed to confer upon any entity or person other than the parties hereto and their respective successors and permitted assigns any right, remedy or claim under or by reason of this Agreement or any part hereof. This Agreement may not be assigned by any party hereto without the prior written consent of the other party hereto, and any purported assignment without such consent shall be void and unenforceable.

10.    Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law provisions or rule that could cause the application of the laws of any other jurisdiction.

11.    Termination. If the Closing has not yet occurred, this Agreement shall terminate on the earlier to occur of (i) the termination of the Underwriting Agreement pursuant to its terms; or (ii) December 31, 2008.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have duly caused this Agreement to be executed as of the date first above written.

BGC PARTNERS, INC.

By:	/s/ Stephen M. Merkel
Name: Stephen M. Merkel
Title: Executive Vice President, General Counsel and Secretary

SELLER

/s/ Stephen M . Merkel
Stephen M. Merkel

[Stock Purchase Agreement for purchase of 175,000 shares from Stephen Merkel]

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